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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

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       Date of Report (Date of earliest event reported): August 24, 2001
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                             WARRANTECH CORPORATION
             (Exact name of registrant as specified in its charter)
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Delaware                                0-13084                 13-3178732
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(State or other jurisdiction    (Commission File Number)      (IRS Employer
of incorporation)                                          Identification No.)



150 Westpark Way, Euless, TX                                          76040
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(Address of Principal Executive Offices)                            (Zip Code)


Registrant's telephone number, including area code  (800) 544-9510


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ITEM 5.  OTHER EVENTS

          Warrantech reported that, simultaneously with the settlement of the litigation with Service Guard Insurance Agency, Inc., American International Group, Inc. ("AIG") and related entities on August 24, 2001, it granted AIG options to purchase two (2) million shares of Warrantech's common stock at a purchase price of $2.00 per share. The option is for a period of five years. Warrantech has the right to redeem the options at any time during the term of the options if Warrantech shares trade at a price of $3.00 per share or more on any five consecutive trading days. The redemption price is $.001 per option. If Warrantech elects to redeem the shares, AIG will have the right to exercise the options immediately prior to the redemption. In the event that AIG exercises all of the options, it would hold an equity position in Warrantech of approximately 12% of the Company's outstanding shares.

         "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: This release may contain forward-looking statements that are subject to risks and uncertainties. Among other things, there is no assurance that AIG will exercise all or any portion of the options that have been granted.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         WARRANTECH CORPORATION



Date:  September 10, 2001                /s/ RICHARD F. GAVINO
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                                         Richard F. Gavino
                                         Chief Financial Officer


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